Exhibit 99.1

Clipper Realty Inc. Announces Second Quarter 2026 Results

NEW YORK, August 6, 2026 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended June 30, 2026.

Highlights for the Three Months Ended June 30, 2026

●

Results reflect the termination of the New York City (“NYC”) lease in August 2025 at the 250 Livingston Street office property and progress in resolving the future of the property and its loan as described below, record leasing rates and occupancy at our residential properties, and the sale of the 10 West 65th Street property in the second quarter last year.

●

Quarterly revenues of $38.6 million for the second quarter of 2026 vs $39.0 million for the second quarter of 2025. Residential revenues were $32.2 million for the second quarter of 2026 vs.$29.1 million for the second quarter of 2025, an increase of $3.1 million primarily due to the strong residential leasing. Commercial revenues were $6.4 million for the second quarter of 2026 vs $10.0 million for the second quarter of 2025, a decrease of $3.6 million primarily due to the NYC lease termination in August 2025, net of new commercial leases.

●	Quarterly income from operations of $9.3 million for the second quarter of 2026 vs $10.8 million for the second quarter of 2025.
●	Quarterly net operating income (“NOI”)[1] of $21.6 million for the second quarter of 2026 vs $22.8 million for the second quarter of 2025.
●	Quarterly net loss of $6.3 million for the second quarter of 2026 vs a net loss of $1.4 million for the second quarter of 2025.
●	Adjusted funds from operations (“AFFO”)[1] of $3.8 million for the second quarter of 2026 vs $8.3 million for the second quarter of 2025.
●	Declared a dividend of $0.095 per share for the second quarter of 2026.

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“For the quarter, the main highlights are continued strong residential leasing and significant progress made towards resolving lender issues at our 250 Livingston Street office property. The residential properties continued to have high occupancy and strong renter demand. New free market leases exceeded previous rents by 13% and renewals by over 5% and our major residential properties are leased at record levels. Furthermore, our new Prospect House property at 953 Dean Street in Brooklyn, NY was fully leased at June 30, 2026.”

Financial Results for the Three Months Ended June 30, 2026

Our results reflect the strength of residential leasing and progress towards resolving previously disclosed lender issues at our 250 Livingston Street office property as follows:

●

At the 250 Livingston Street office property, the principal tenant, NYC, terminated its lease in August 2025 with the principal remaining revenue source coming from 36 residential units. In November 2025, we notified the property’s lender and special loan servicer that we did not plan to continue supporting the property’s ongoing operating and debt service shortfall and ceased making payments for interest and property tax escrows (including default interest of 5%), Since then, the lender has reimbursed or paid substantially all expenses of the property. Effective June 2026, the lender and the Company entered into a Consent and Cooperation Agreement to jointly market and sell the loan to the property which gave the lender the right to foreclose on the property at the end of the marketing period, including taking the deed to the property in lieu of foreclosure.  As of the date of this press release, the lender has not taken any such action. The Consent and Cooperation Agreement also provides that we have the right to submit an offer to purchase the loan at the end of the lender’s marketing period.

●	10 West 65th Street property was sold in the second quarter of 2025 and had no significant impact on the Company’s results since the sale.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

Revenues. For the second quarter of 2026, revenues were $38.6 million as compared to revenues of $39.0 million during the second quarter of 2025, a decrease of $0.4 million. The decrease was primarily due to the termination of the NYC lease in August 2025 of $(4.1) million, the sale of the 10 West 65th Street property which had revenues in the second quarter of 2025 of $0.7 million, revenues of $2.3 million in this quarter from the Prospect House property placed in service in August 2025 and still in its lease up period and increases of $2.1 million at all other properties.  The increase at all other properties was due to record residential rental rates and occupancy and some new commercial leases at Tribeca House.

Net Loss. For the second quarter of 2026, net loss was $6.3 million ($0.19 per share) compared to net loss of $1.4 million ($0.07 per share) for the second quarter of 2025, an increase of $4.9 million. The increase in net loss was primarily due to the termination of the NYC lease at the 250 Livingston Street office property of $5.7 million, substantially all of which is non-cash, whereby the lender funded all expenses and collected all the residual residential rents since termination of the NYC lease. The net loss in the second quarter of 2025 for the 10 West 65th Street property was $0.7 million.  The new Prospect House property, placed in service in August 2025 and still in its final lease up period, had a net loss of $1.4 million in the second quarter of 2026. All other residential properties and the 141 Livingston Street property had increased net income of $1.5 million resulting from strong residential leasing and some new commercial leases at Tribeca House somewhat offset by annual increases in real estate taxes and insurance at all properties and some increased legal expenses and settlement costs.

AFFO. For the second quarter of 2026, AFFO was $3.8 million, or $0.09 per share, compared to $8.3 million, or $0.20 per share, for the second quarter of 2025, a decrease of $4.6 million. The decrease was primarily due to the termination of the NYC lease at the 250 Livingston Street office property of $(5.8) million, substantially all of which is non-cash in 2026 as described above. AFFO in the second quarter of 2025 for the 10 West 65th Street property was negligible. AFFO at the new Prospect House property, still in its final lease up period, was $(0.2) million. AFFO at the remaining residential properties and 141 Livingston Street office property improved by $1.4 million due to strong residential leasing and some new leases at Tribeca House somewhat offset by annual increases in real estate taxes and insurance at all properties and some legal expenses.

Balance Sheet

On June 30, 2026, notes payable (excluding unamortized loan costs) were $1,287.2 million, compared to $1,286.2 million at December 31, 2025.

On June 30, 2026, cash and cash equivalents were $37.7 million compared to $30.8 million at December 31, 2025, and restricted cash was $24.9 million at June 30, 2026, compared to $27.3 million at December 31, 2025. The increase in cash and cash equivalents was primarily due to strong operating cash flow from our residential properties used to fund capital spending and the quarterly equity distribution.

Dividend

The Company today declared a second quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on August 18, 2026, payable August 26, 2026.

Conference Call and Supplemental Material

The Company will host a conference call on August 6, 2026, at 5:00 PM Eastern Time to discuss the second quarter 2026 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 659576. A replay of the call will be available from August 6, 2026, following the call, through August 20, 2026, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 659576. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

 Consolidated Balance Sheets

 (In thousands, except for share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$559,419	$559,419
Building and improvements	841,333	836,437
Tenant improvements	6,475	6,386
Furniture, fixtures and equipment	13,912	13,684
Total investment in real estate	1,421,139	1,415,926
Accumulated depreciation	(282,910)	(266,976)
Investment in real estate, net	1,138,229	1,148,950

Cash and cash equivalents	37,702	30,815
Restricted cash	24,873	27,339
Tenant and other receivables, net of allowance for doubtful accounts of $296 and $317, respectively	5,641	8,676
Deferred rent	2,540	2,067
Deferred costs and intangible assets, net	5,152	5,326
Prepaid expenses and other assets	6,601	11,146
TOTAL ASSETS	$1,220,738	$1,234,319

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $7,178 and $8,712, respectively	$1,280,048	$1,277,521
Accounts payable and accrued liabilities	25,255	18,092
Security deposits	10,007	9,519
Other liabilities	10,821	9,941
TOTAL LIABILITIES	1,326,131	1,315,073

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,157,566 shares issued and outstanding	160	160
Additional paid-in-capital	90,983	90,677
Accumulated deficit	(131,234)	(121,543)
Total stockholders' equity	(40,091)	(30,706)
Non-controlling interests	(65,302)	(50,048)
TOTAL EQUITY (DEFICIT)	(105,393)	(80,754)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$1,220,738	$1,234,319

Clipper Realty Inc.

 Consolidated Statements of Operations

 (In thousands, except per share data)

 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

REVENUES
Residential rental income	$32,222	$29,054	$64,126	$58,244
Commercial rental income	6,353	9,982	12,564	20,190
TOTAL REVENUES	38,575	39,036	76,690	78,434

OPERATING EXPENSES
Property operating expenses	9,272	9,561	19,602	19,672
Real estate taxes and insurance	7,429	7,518	15,126	15,145
General and administrative	4,253	3,819	8,360	7,644
Transaction pursuit costs	-	(10)	-	(10)
Depreciation and amortization	8,023	7,314	16,002	14,950
Impairment of Long-Lived Assets	-	-	-	33,780
TOTAL OPERATING EXPENSES	28,977	28,202	59,090	91,181

Litigation settlement and other	(209)	(26)	(3,809)	(26)

INCOME FROM OPERATIONS	9,389	10,808	13,791	(12,773)

Loss on disposal of long-lived assets		(685)		(685)
Interest expense, net	(15,654)	(11,479)	(31,200)	(23,001)

Net loss	(6,265)	(1,356)	(17,409)	(36,459)

Net loss attributable to non-controlling interests	3,882	840	10,788	22,596
Net loss attributable to common stockholders	$(2,383)	$(516)	$(6,621)	$(13,863)

Basic and diluted net loss per share	$(0.19)	$(0.07)	$(0.49)	$(0.93)

Weighted average common shares / OP units
Common shares outstanding	16,158	16,147	16,154	16,147
OP units outstanding	26,317	26,317	26,317	26,317
Diluted shares outstanding	42,475	42,464	42,471	42,464

Clipper Realty Inc.

 Consolidated Statements of Cash Flows

 (In thousands)

 (Unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,409)	$(36,459)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	15,934	14,900
Amortization of deferred financing costs	1,737	914
Amortization of deferred costs and intangible assets	309	291
Impairment of long-lived asset	-	33,780
Deferred rent	(473)	59
Stock-based compensation	2,172	2,221
Bad debt expense	(10)	50
Changes in operating assets and liabilities:
Tenant and other receivables	2,955	(1,524)
Prepaid expenses, other assets and deferred costs	4,503	(1,411)
Accounts payable and accrued liabilities	6,917	2,251
Security deposits	488	24
Other liabilities	876	(737)
Net cash provided by operating activities	17,999	15,044

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(4,964)	(25,425)
Proceeds from sale of real estate	-	43,489
Sale and purchase of interest rate caps, net	-	(97)
Net cash (used in) provided by investing activities	(4,964)	17,967

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(1,009)	(163,224)
Proceeds from mortgage notes	2,000	165,188
Dividends and distributions	(9,402)	(9,228)
Loan issuance and extinguishment costs	(203)	(2,961)
Net cash (used in) provided by financing activities	(8,614)	(10,225)

Net increase in cash and cash equivalents and restricted cash	4,421	22,786
Cash and cash equivalents and restricted cash - beginning of period	58,154	38,052
Cash and cash equivalents and restricted cash - end of period	$62,575	$60,838

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$30,815	$19,896
Restricted cash	27,339	18,156
Total cash and cash equivalents and restricted cash - beginning of period	$58,154	$38,052

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$37,702	$32,029
Restricted cash	24,873	28,809
Total cash and cash equivalents and restricted cash - end of period	$62,575	$60,838

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $000 and $2,780 in 2026 and 2025, respectively	$23,213	$23,927
Non-cash interest capitalized to real estate under development	-	1,913
Additions to investment in real estate included in accounts payable and accrued liabilities	2,331	2,621

Clipper Realty Inc.

 Reconciliation of Non-GAAP Measures

 (In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
FFO
Net loss	$(6,265)	$(1,356)	$(17,409)	$(36,459)
Real estate depreciation and amortization	8,023	7,314	16,002	14,950
FFO	$1,758	$5,958	$(1,407)	$(21,509)

AFFO
FFO	$1,758	$5,958	$(1,407)	$(21,509)
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	(276)	37	(473)	59
Amortization of debt origination costs	868	457	1,737	914
Amortization of LTIP awards	1,086	1,078	2,172	2,221
Transaction pursuit costs	-	(10)	-	(10)
Loss on impairment of Long-Lived Assets	-	-	-	33,780
Loss on disposal of long-lived assets	-	685	-	685
Litigation settlement and other	209	26	3,809	26
Recurring capital spending	(11)	(34)	(71)	(69)
AFFO	$3,755	$8,318	$6,008	$16,338
AFFO Per Share/Unit	$0.09	$0.20	$0.14	$0.38

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA
Net loss	$(6,265)	$(1,356)	$(17,409)	$(36,459)
Real estate depreciation and amortization	8,023	7,314	16,002	14,950
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	(276)	37	(473)	59
Amortization of LTIP awards	1,086	1,078	2,172	2,221
Interest expense, net	15,654	11,479	31,200	23,001
Transaction pursuit costs	-	(10)	-	(10)
Loss on impairment of long-lived assets	-	-	-	33,780
Loss on disposal of long-lived assets	-	685	-	685
Litigation settlement and other	209	26	3,809	26
Adjusted EBITDA	$18,552	$19,374	$35,542	$38,494

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NOI
Income from operations	$9,389	$10,808	$13,791	$(12,773)
Real estate depreciation and amortization	8,023	7,314	16,002	14,950
General and administrative expenses	4,253	3,819	8,360	7,644
Transaction pursuit costs	-	(10)	-	(10)
Amortization of real estate tax intangible	121	121	241	241
Straight-line rent adjustments	(276)	37	(473)	59
Loss on impairment of long-lived assets	-		-	33,780
Litigation settlement and other	209	26	3,809	26
NOI	$21,719	$22,115	$41,730	$43,917